UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue

Omaha, Nebraska 68154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 669-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	AMTD	The Nasdaq Stock Market LLC
Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2020, (i) TD Ameritrade Holding Corporation (the “Company”) entered into an amendment (the “AMTD Amendment”) to that certain Credit Agreement, dated as of April 21, 2017 (the “AMTD Credit Agreement” and, as amended by the AMTD Amendment, the “Amended AMTD Credit Agreement”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and (ii) TD Ameritrade Clearing, Inc. (“TDAC”), a wholly-owned subsidiary of the Company, entered into an amendment (the “TDAC Amendment” and, together with the AMTD Amendment, the “Amendments”) to that certain Credit Agreement, dated as of April 21, 2017 (the “TDAC Credit Agreement” and, as amended by the TDAC Amendment, the “Amended TDAC Credit Agreement” and, together with the Amended AMTD Credit Agreement, the “Amended Credit Agreements”), among TDAC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amendments were entered into in connection with The Charles Schwab Corporation’s (“Schwab”) pending acquisition of the Company (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of November 24, 2019, by and among Schwab, Americano Acquisition Corp., and the Company, as amended. Among other things, the Amendments modify the definition of “change of control” in the AMTD Credit Agreement and the TDAC Credit Agreement, respectively, so that the consummation of the Merger does not constitute a “change of control” under each such Amended Credit Agreement.

Additionally, the AMTD Amendment contemplates additional modifications that are conditioned on, among other things, the consummation of the Merger and the provision of a parent guarantee from Schwab. If such conditions are satisfied, certain financial covenant and reporting obligations will be modified as set forth in the AMTD Amendment.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of each Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment, dated as of August 3, 2020, to Credit Agreement, dated April 21, 2017, among TD Ameritrade Holding Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Second Amendment, dated as of August 3, 2020, to Credit Agreement, dated April 21, 2017, among TD Ameritrade Clearing, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (formatted as inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: August 3, 2020	By:	/s/ Jon C. Peterson
	Name:	Jon C. Peterson
	Title:	Interim Chief Financial Officer